UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 7, 2006

Creative Enterprises International, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

NEVADA	23-3100268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

825 Lafayette Road
Bryn Mawr, PA 19010
(Address and zip code of principal executive offices)

(610) 525-7444
(Registrant's telephone number, including area code

461 Park Avenue South, New York, NY 10016
(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2006, the Board of Directors of Creative Enterprises International, Inc. (the “Registrant”) approved an amendment to Article II, Section 2.8(c) of the Registrant’s Bylaws in order to eliminate a provision prohibiting the Registrant’s shareholders from taking action on written consent, so that the Registrant’s shareholders will have the ability to take action on written consent in compliance with the corporate law of the State of Nevada.  As modified, this section now provides that except as provided by the Nevada Business Corporations Act, any action which may be taken at any meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. A copy of the amended Bylaws is filed as Exhibit 3.01 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits

(c)	Exhibit

The following exhibit is filed or furnished herewith:

3.2	Amended Bylaws of the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CREATIVE ENTERPRISES INTERNATIONAL, INC.

By: /s/ Kenneth Brice
Name: Kenneth Brice
Title: Chief Financial Officer
Date: November 13, 2006

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended Bylaws of the Registrant